As filed with the Securities and Exchange Commission on June 11, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

GERON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
____________________

Delaware	75-2287752
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

149 Commonwealth Drive, Suite 2070
Menlo Park, California 94025
(Addresses of Principal Executive Offices including Zip Code)
____________________

Geron Corporation 2014 Employee Stock Purchase Plan
(Full Title of the Plan)
____________________

John A. Scarlett
President and Chief Executive Officer
Geron Corporation
149 Commonwealth Drive, Suite 2070
Menlo Park, California 94025
(650) 473-7700
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
____________________

Copies to:
Chadwick L. Mills
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

☐	Large accelerated filer	☒	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company
____________________

CALCULATION OF REGISTRATION FEE
	Amount to be	Proposed Maximum Offering	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered (1)(2)	Price Per Share (3)	Aggregate Offering Price (3)	Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$2.07	$2,070,000	$266.62

(1)	The Geron Corporation 2014 Employee Stock Purchase Plan (the “2014 Purchase Plan”) authorizes the issuance of up to 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock), of Geron Corporation (the “Registrant”), which shares are being registered hereunder.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2014 Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on June 6, 2014.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

  the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 17, 2014;

  the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 1, 2014;

  the Registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2014, February 14, 2014, March 4, 2014, March 12, 2014, March 20, 2014, May 9, 2014 and May 23, 2014;

  the information specifically incorporated by reference into the Registrant’s 2013 Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2014 annual meeting of stockholders, filed with the Commission on April 4, 2014; and

  the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on June 13, 1996.

     All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

DESCRIPTION OF SECURITIES

     Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Registrant's restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the duty of loyalty to the Registrant or the Registrant's stockholders;

  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

  for any transaction from which the director derived an improper personal benefit.

     The Registrant's restated certificate of incorporation further provides that the Registrant must indemnify the Registrant's directors to the fullest extent permitted by Delaware law. In addition, the Registrant's amended and restated bylaws provide that:

  the Registrant is required to indemnify the Registrant's directors to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

  the Registrant may indemnify the Registrant's officers, employees and agents as set forth in the Delaware General Corporation Law;

  the Registrant is required to advance expenses to the Registrant's directors as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

  the rights conferred in the amended and restated bylaws are not exclusive.

     The Registrant has entered into indemnification agreements with each of the Registrant's directors and executive officers that require the Registrant to indemnify these persons against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

EXHIBITS

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
3.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859
3.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859
3.3	Amended and Restated Bylaws	3.1	8-K	March 19, 2010	000-20859
4.1	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Geron Corporation 2014 Employee Stock Purchase Plan	10.1	8-K	May 23, 2014	000-20859

UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on June 11, 2014.

GERON CORPORATION

By:	/s/Stephen N. Rosenfield
STEPHEN N. ROSENFIELD
Executive Vice President, General Counsel
and Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John A. Scarlett and Olivia K. Bloom, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ JOHN A. SCARLETT	President, Chief Executive Officer and	June 11, 2014
JOHN A. SCARLETT	Director (Principal Executive Officer)

/s/ OLIVIA K. BLOOM	Executive Vice President, Finance, Chief	June 11, 2014
OLIVIA K. BLOOM	Financial Officer and Treasurer (Principal
Financial and Accounting Officer)

/s/ DANIEL M. BRADBURY	Director	June 11, 2014
DANIEL M. BRADBURY

/s/ KARIN EASTHAM	Director	June 11, 2014
KARIN EASTHAM

/s/ THOMAS HOFSTAETTER	Director	June 11, 2014
THOMAS HOFSTAETTER

/s/ HOYOUNG HUH	Director	June 11, 2014
HOYOUNG HUH

/s/ V. BRYAN LAWLIS	Director	June 11, 2014
V. BRYAN LAWLIS

/s/ SUSAN M. MOLINEAUX	Director	June 11, 2014
SUSAN M. MOLINEAUX

/s/ ROBERT J. SPIEGEL	Director	June 11, 2014
ROBERT J. SPIEGEL

EXHIBIT INDEX

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
3.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859
3.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859
3.3	Amended and Restated Bylaws	3.1	8-K	March 19, 2010	000-20859
4.1	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Geron Corporation 2014 Employee Stock Purchase Plan	10.1	8-K	May 23, 2014	000-20859